Exhibit 10.48

After Recording Return To:
Peter W. Shrair
Cooley, Shrair P.C.
1380 Main Street
Springfield, MA 01103

MORTGAGE AND SECURITY AGREEMENT

           This Mortgage and Security Agreement (collectively this “Mortgage”) is made and entered into as of this 11th day of January, 2005, by Smith & Wesson Corp., a Delaware corporation, having a principal place of business at 2100 Roosevelt Avenue, Springfield, Massachusetts (the “Mortgagor”), in favor of Banknorth, N.A., a national banking association having an office located at 1441 Main Street, Springfield, Massachusetts (“Mortgagee”).

I.       Grant of Mortgage and Security Interest

           1.01       For good and valuable consideration, and in order to secure the prompt and complete payment and performance of various promissory Notes by Mortgagor in favor of Mortgagee of even date hereto in the amounts of Seventeen Million and 00/100 Dollars ($17,000,000.00), Twelve Million One Hundred Four Thousand and 00/100 Dollars ($12,104,000.00), Five Million Eight Hundred Ninety Six Thousand and 00/100 Dollars ($5,896,000.00) and Five Million and 00/100 Dollars ($5,000,000.00), (b) all terms, covenants and agreements contained in this Mortgage, and (c) any and all debts, liabilities and obligations of Mortgagor to Mortgagee of every kind, nature and description, whether now existing or hereafter arising, absolute or contingent, direct or indirect, (collectively the “Obligations”), Mortgagor does hereby grant to Mortgagee, with MORTGAGE COVENANTS, the land, with all buildings and improvements now or hereafter thereon, located at 2100 Roosevelt Avenue, Springfield, Massachusetts and 299 Page Boulevard, Springfield, Massachusetts, as more particularly described on Exhibits “A” and “B”, respectively, annexed hereto, and with all easements, covenants, agreements and rights which are appurtenant to or benefit such land, and also including any item of Related Personal Property (as hereinafter defined) constituting a fixture under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, (collectively the “Real Property”), and pledges and assigns to Mortgagee, and grants to Mortgagee a security interest in, all right, title and interest of Mortgagor in and to all tangible and intangible personal property (whether now existing or hereafter acquired or arising, and wherever located) upon, concerning or in any way relating to the Real Property, including, without limitation, (i) all fixtures, machinery, equipment, furniture, inventory, building supplies, appliances and other personal property, including, but not limited to, furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, doorbell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all other fixtures and equipment of whatever kind or nature now or hereafter located in or on the Real Property, or used or intended to be used in connection with the use, operation, construction or enjoyment of the Real Property, all of which shall be deemed fixtures and a part of the Real Property as between the parties hereto and all persons claiming by, through or under them, (ii) all leases, contracts or agreements relating to the lease, rental, hire or use by Mortgagor of any of the aforementioned personal property, (iii) all leases, tenancies, occupancies and license arrangements pertaining to the Real Property or any portion thereof, and all guaranties and security relating thereto, (iv) all rents, issues, profits and other benefits from the Real Property, any of the personal property described herein, and any of the leases, tenancies, occupancies, license arrangements and rental agreements relating thereto, (v) all contracts, agreements, accounts, chattel paper, general intangibles, licenses, rights, permits and approvals, privileges, warranties and representations relating to the ownership, use, operation, management, construction, repair or service of any of the Real Property or personal property described herein, (vi) any and all agreements to sell the Real Property or any portion thereof, (vii) all funds held by Mortgagee as tax or insurance escrow payments or for other purposes, (viii) all insurance policies and all proceeds or unearned insurance premiums relating thereto, (ix) all claims, awards, damages or proceeds resulting from any condemnation or other taking of, or for any damage to, any of the Real Property or personal property described herein, (x) all claims to rebates, refunds or abatements of any property taxes relating to any of the Real Property or personal property described herein, (xi) all construction contracts, subcontracts, architectural agreements, labor, material and payment bonds, guaranties and warranties, and plans and specifications relating to the construction of improvements upon the Real Property, and (xii) all proceeds, products, substitutions and accessions to any of the foregoing, (collectively the “Related Personal Property”). The Real Property and Related Personal Property shall hereinafter collectively be referred to as the “Collateral”. Notwithstanding anything in this Mortgage to the contrary, the Collateral shall not include: (a) intangible assets, which constitute intellectual property of the Mortgagor (including, without limitation, the “Smith & Wesson”) trade name and any trade secrets, know-how, licenses, trade names, logos, registrations, patents, patent applications, copyrights, copyright applications, trademarks or trademark applications); or (b) any licenses, leases or other contracts to the extent that the granting of a security interest therein would constitute a breach thereof or is prohibited thereby and such prohibition is not ineffective under Sections 9-406(d), 9-407, 9-408 or 9-409 of the Uniform Commercial Code; provided, further (x) all accounts arising under such licenses, leases or other contracts shall be included in the definition of Collateral and shall constitute the Collateral and (y) the Collateral shall include all payments and other property received or receivable in connection with any sale or other disposition of such licenses, leases or other contracts.

           1.02       It is expressly intended by Mortgagor that this Mortgage shall at all times secure all of the Obligations, whether now existing or hereafter incurred by future advance or otherwise, whether or not any of the Obligations are related to the present transaction pertaining to this Mortgage or contemplated by Mortgagor or Mortgagee at the time of this Mortgage, and whether or not this Mortgage is referenced within any document evidencing any of such Obligations. To the extent any of the Obligations shall be that of less than all parties constituting the Mortgagor herein, any such co-mortgagor not liable for any of such Obligations hereby expressly hypothecates his/her/its ownership interest in the Collateral to the extent of all Obligations. It is also intended that the lien of this Mortgage shall at all times take priority over any other lien hereafter granted by Mortgagor upon any of the Collateral, whether or not the Obligations secured hereby are incurred prior to or after the grant of such junior lien.

II.       Representations, Warranties and Covenants

           Mortgagor hereby further covenants, warrants and agrees with Mortgagee as follows:

           2.01       Mortgagor shall pay when due, and fully and promptly perform all of the provisions, agreements and covenants of, the Obligations.

           2.02       Mortgagor is, and shall hereafter remain, the owner of the Collateral free and clear of all liens and encumbrances, except for the mortgage and security interest created hereby and liens for real estate taxes and municipal betterments not yet due and payable. Mortgagor has the full right, power, and authority to execute and deliver this Mortgage or other liens permitted under the Loan and Security Agreement, of even date herewith, executed by Mortgagor, Smith & Wesson Holding Corporation, a Nevada corporation and Mortgagee (the “Loan Agreement”). Mortgagor shall defend the Collateral and Mortgagee forever against all claims and demands of all persons and indemnify Mortgagee against any losses or expenses resulting from such claims and demands.

           2.03       Mortgagor shall pay when due all taxes, charges for water, sewer and other municipal services, and assessments, now or hereafter assessed or imposed against any of the Collateral, any interest therein, or any obligations secured thereby, except to the extent that such charges or taxes are being contested as permitted by the Loan Agreement. Mortgagor shall deliver to Mortgagee, upon request, evidence of such payments.

           2.04       At Mortgagee’s request, following the occurrence of an Event of Default, Mortgagor shall pay monthly, in addition to any other payment due upon the Obligations, an amount equal to 1/12th of the estimated yearly taxes, assessments and other charges which may be levied against the Collateral. Such funds shall be held by Mortgagee, without obligation to pay interest thereon and free of liens and claims of all other creditors of Mortgagor, to pay such taxes, assessments and charges when due, but only to the extent of such funds actually held by Mortgagee. Such funds shall not be, nor deemed to be, trust funds but may at any time be commingled with the general funds of Mortgagee. Such funds are pledged as additional security for the Obligations and may at any time be applied, at Mortgagee’s option and without notice to Mortgagor, to the payment of the Obligations. If at any time the funds held by Mortgagee hereunder shall be less than the amount deemed necessary by Mortgagee to pay such taxes, assessments and charges when due, Mortgagor shall pay to Mortgagee, within five (5) days after notice from Mortgagee to Mortgagor requesting payment thereof, any amount necessary to make up the deficiency.

           2.05       Mortgagor, at its own expense, shall keep the Collateral, other than intangible property, insured at all times against fire and all other casualties and contingencies as Mortgagee shall require, and by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to Mortgagee, in its sole and exclusive discretion. Mortgagor shall deposit all such policies and/or certificates evidencing such coverages with Mortgagee on the binding thereof and shall deliver, at least thirty

(30) days before the expiration, new policies and certificates for any coverage about to expire. All such insurance policies shall be first payable in case of loss to Mortgagee pursuant to standard mortgagee and loss payee clauses in favor of Mortgagee and shall provide that such policies shall not be cancelled or amended without at least thirty (30) days prior written notice to Mortgagee. In the event of any loss or damage to any of the Collateral, Mortgagor shall immediately notify Mortgagee and the insurer in writing. Mortgagor irrevocably authorizes and empowers Mortgagee as attorney in fact for Mortgagor, at Mortgagee’s option and sole discretion, to settle and adjust any claim under such insurance policies, to appear and prosecute any action arising therefrom, and to collect and receive all proceeds thereof. Mortgagor further authorizes Mortgagee, at Mortgagee’s option, to apply such proceeds to the Obligations or to make such proceeds available, upon such terms and conditions as Mortgagee shall determine, for the repair, restoration or replacement of Collateral. Mortgagor also authorizes and empowers Mortgagee, at Mortgagee’s option, following any Event of Default (as hereinafter defined) under this Mortgage, to cancel or transfer any insurance policy and/or to retain unearned premiums for application to the Obligations.

           Notwithstanding any contrary provision contained in this section, if an insured loss or casualty to the Collateral shall occur, the Mortgagee, unless an Event of Default shall have occurred and is continuing and/or the cost of repair or restoration of the Collateral is in excess of fifty percent (50%) of the then outstanding principal balance of the Note, shall advance the proceeds of insurance (in installments upon application for the restoration of the Premises provided, however, the Mortgagee shall have no such obligation unless (a) the proceeds of insurance which are in the possession of the Mortgagee are adequate to complete such restoration or if not, then the Mortgagor has deposited with the Mortgagee sufficient cash with which to complete such restoration; (b) to the extent of any loss or casualty in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), the Mortgagee has been furnished with a certificate of an architect acceptable to the Mortgagee certifying that such restoration can be completed with the funds (including insurance proceeds and/or cash of the Mortgagor) and can be completed in accordance with zoning and building code requirements; (c) such restoration can be completed within the lesser of (i) eight (8) months of the receipt of the initial insurance proceeds or (ii) a period of time that ends not later than one hundred (120) days before the maturity date of the Note; and (d) a copy of a building permit, if required, has been furnished to Mortgagee.

           If, as set forth above, the Mortgagee makes said proceeds available to reimburse Mortgagor or the cost of the rebuilding or restoration of the Premises, such proceeds shall be made available in such manner and under such conditions as the Mortgagee may require. The Premises shall be so restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction.

           2.06       Mortgagor shall (a) not commit or permit any waste of the Collateral, (b) keep the Collateral in good operating order and condition at all times, ordinary wear and tear excepted, (c) restore or repair promptly, fully, and in a good workmanlike manner the Collateral after any damage or loss thereto, (d) comply at all times with all laws, ordinances, regulations, requirements and restrictions applicable to the Collateral, and (e) not remove any of the Related Personal Property or demolish or materially alter any improvements to the Real Property, except for dispositions of the Related Personal Property permitted by the Loan Agreement. Mortgagee may, at Mortgagor’s sole expense, make or cause to be made reasonable entries upon the Real Property for inspections of the Collateral during normal business hours or at any other time when necessary to protect and preserve any of the Collateral.

           2.07       [INTENTIONALLY DELETED]

           2.08       Mortgagor shall maintain at all times true and complete books and records reflecting the results of the operation of the Collateral and copies of all written contracts, leases and other instruments affecting the Collateral. All books and records, contracts, leases and other instruments shall be subject to examination and copying by Mortgagee at any reasonable time by Mortgagee and at Mortgagor’s sole expense.

           2.09       That, except as agreed to in writing by Mortgagee, the legal or beneficial ownership of the Real Property or any part thereof or interest therein will not at any time become vested in a person or entity other than Mortgagor. The foregoing shall include, without limitation, the sale, transfer, assignment or other conveyance of the Real Property, the sale, transfer or conveyance (whether voluntary or by operation of law) of legal, partnership, stock or beneficial interest in and/or of Mortgagor, or the granting or suffering of any liens, encumbrances, or security interests, except this Mortgage, without, in each instance, prior written approval of Mortgagee. If the legal or beneficial ownership of the Real Property or any part thereof or any interest therein does become vested in a person or entity other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor(s) in interest with reference to this Mortgage and the Obligations secured hereby, and in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor’s liability hereunder or under the Obligations secured hereby.

           2.10       Mortgagor will from time to time do all such things and execute such documents as Mortgagee may reasonably request in order to carry into effect the provisions and intent of this Mortgage and to protect, perfect and maintain Mortgagee’s interest in and to the Collateral.

           2.11       Mortgagor is not in default under any term or condition of any lease or tenancy upon the Real Property and shall at all times perform all obligations of Mortgagor under any and all such leases or tenancies, with all such leases and tenancies, and all rents and profits relating thereto, remaining assigned hereby to Mortgagee as additional security for the Obligations. Mortgagor will not, without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld or delayed (i) accept any prepayment of any rent or other amount due upon any lease or tenancy, except for the current month’s rent, (ii) modify, in any material respect, any provision of, or cancel or terminate, any lease or tenancy, or (iii) enter into any lease or tenancy. Upon Mortgagee’s request, Mortgagor shall take all action necessary to obtain agreements (in form and substance satisfactory to Mortgagee) from each tenant subordinating such lease or tenancy to the lien of this Mortgage.

           2.12       If any of the Collateral shall be damaged or taken through condemnation, or any conveyance in lieu thereof, Mortgagor authorizes Mortgagee, at Mortgagee’s option, as irrevocable attorney in fact for Mortgagor, to commence, appear in and/or prosecute, in Mortgagor’s or Mortgagee’s name, any action or proceeding leading to such condemnation or other taking of the Collateral and to settle or compromise any claim in connection thereto. The proceeds of any award or claim for damages in connection with such condemnation or any other taking, or for conveyances in lieu of condemnation, are hereby assigned and shall be paid to Mortgagee to be applied, after deduction of Mortgagee’s costs and expenses incurred in collecting such amounts, at Mortgagee’s option, to the payment of the Obligations, whether or not then due, and/or to the restoration or repair of the Collateral, with the balance, if any, to Mortgagor.

           2.13       If Mortgagor shall fail to perform any of the covenants or agreements contained in this Mortgage, Mortgagee may (in addition to any other right or remedy available to Mortgagee hereunder or otherwise) from time to time, and at Mortgagee’s option and without obligation to do so, disburse such amounts and take such action as Mortgagee may deem necessary to effectuate compliance with Mortgagor’s covenants and agreements herein, including, but not limited to, paying any taxes or insurance premiums, the payment of which is then due, satisfying any liens or encumbrances on any of the Collateral, or entering upon the Real Property to make repairs or complete improvements. All amounts so expended or incurred by Mortgagee shall be included in the Obligations of Mortgagor to Mortgagee, shall be payable upon demand, and shall accrue interest at the highest rate applicable to any of the Obligations.

III.       Events of Default

           3.01       The term “Event of Default” as used in this Mortgage shall mean any one or more of the following conditions or events: (a) the failure of Mortgagor to pay when due any of the Obligations and such failure is not cured within any applicable notice, grace or cure period; (b) the failure of Mortgagor to perform any term, covenant or agreement contained in this Mortgage, and, to the extent such non-monetary (which term excludes, without limitation, payment and/or financial covenants) failure is curable, Mortgagor has not cured such failure within thirty (30) days after written notice from Mortgagee to Mortgagor with respect to a non-monetary failure; provided, however, if such failure cannot reasonably be cured within such thirty (30) days, then Mortgagor shall have up to ninety (90) days after written notice from Mortgagee as long as Mortgagor is diligently pursuing such cure within such ninety (90) day period; (c) any representation or warranty of Mortgagor contained in this Mortgage shall prove to have been false or incorrect in any material respect when made; (d) the Collateral shall be, or any portion thereof, damaged by fire or other casualty wherein the estimated loss is in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and not adequately covered by insurance; (e) the Collateral, or any portion thereof, shall be damaged or taken through condemnation or conveyance in lieu thereof, wherein the estimated loss is in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and not adequately covered by insurance (f) the granting of any trust mortgage upon any assets of Mortgagor, the occurrence of any assignment for the benefit of Mortgagor’s creditors, or the appointment of a custodian, trustee or receiver with respect to any assets of Mortgagor (not otherwise permitted by the Loan Agreement), or the filing of any petition by or against Mortgagor under the Bankruptcy Reform Act of 1978 (as amended) or any other federal or state law by which Mortgagor is or may be relieved from its debts unless, in the case of an involuntary receivership, bankruptcy filing, receivership or trusteeship has been dismissed within sixty (60) days of the filing of same; (g) the failure of Mortgagor to perform any term, covenant or agreement contained in, or the occurrence of a default or event of default under, any other material mortgage or any material note, the Loan Agreement, guaranty or other agreement or obligation (whether now existing or hereafter arising, and whether related or unrelated to this Mortgage or any of the Obligations) by Mortgagor in favor of Mortgagee, and such default has not been cured within any applicable notice, grace or cure period; (h) the failure of Mortgagor to perform any term, covenant or agreement contained in, or occurrence of a default or event of default under, any other material permitted mortgage and/or material security agreement (and/or any of the obligations secured thereby) encumbering any of the Collateral, and such default has not been cured within any applicable notice, grace or cure period; or (i) the breach of the Statutory Condition herein contained.

IV.       Rights And Remedies Upon Default

           4.01       Upon the occurrence of an Event of Default, any and all Obligations shall, at Mortgagee’s option, become immediately due and payable without notice or demand, and Mortgagee, with or without taking possession of the Collateral, may (a) collect all rents, payments in the nature of rents, or account receivables relating to the Collateral; (b) sell, lease or otherwise dispose of any or all of the Collateral in its then condition or following such preparation or processing as Mortgagee deems advisable; (c) without assuming the obligations of Mortgagor thereunder, exercise the rights of Mortgagor under any contract, lease, permit, license or other beneficial right pertaining to any of the Collateral; (d) either directly, by agent, or by appointment of receiver, and with or without bringing any action or proceeding, maintain, repair and/or preserve the Collateral, construct the improvements thereon, or otherwise make alterations thereto, and/or manage, lease or operate the Collateral on such terms as Mortgagee in its sole discretion deems proper and appropriate; (e) exercise the Statutory Power of Sale; (f) foreclose any and all rights of Mortgagor in and to any of the Collateral; (g) proceed by a suit or suits at law or in equity or by other appropriate proceedings or remedy to collect the Obligations; (h) require Mortgagor to assemble any or all of the Related Personal Property and make it available to Mortgagee, at Mortgagor’s sole risk and expense, in a place or places determined by Mortgagee; (i) take possession of any or all of the Collateral; and/or (j) exercise any other right or remedy of a mortgagee or secured party under the laws of the Commonwealth of Massachusetts.

           4.02       This Mortgage is upon the STATUTORY CONDITION, upon the breach of which Mortgagee shall have, in addition to all other rights and remedies hereunder, the STATUTORY POWER OF SALE.

           4.03       All rights and remedies of Mortgagee hereunder shall be cumulative and not exclusive of any other rights and remedies available to Mortgagee at law or in equity. No indulgence, delay or omission by Mortgagee in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default hereunder shall operate as a waiver of any other Event of Default hereunder, nor as a continuing waiver.

           4.04       Any sale or other disposition of the Related Personal Property may be at public or private sale and upon such terms and in such manner as Mortgagee deems advisable. Mortgagee may conduct such sale or other disposition of the Related Personal Property upon the Real Property, in which event Mortgagee shall not be liable for any rent or charge for such use of the Real Property. Mortgagee may sell any of the Related Personal Property as part of the Real Property, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. Mortgagor waives any right to require marshalling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Related Personal Property is included at any real estate foreclosure sale conducted pursuant hereto, the single total price for the Collateral, or for such part thereof as is sold, may be accepted by Mortgagee with no obligation to distinguish between the application of proceeds amongst the real or personal property comprising the Collateral. The obligation of Mortgagor to pay such amounts shall be included in the Obligations and shall accrue interest at the highest rate applicable to any of the Obligations.

           4.05       In the event Mortgagee, in the exercise of the Statutory Power of Sale contained herein, elects to sell the Collateral in parts or parcels, said sales may be held from time to time, and the power shall not be exhausted until all of the Collateral not previously sold shall have been sold and the Obligations paid in full.

           4.06       Mortgagor hereby irrevocably constitutes and appoints Mortgagee, as Mortgagors true and lawful attorney in fact, to take, after the occurrence of an Event of Default, any action with respect to the Collateral to preserve, protect and/or realize upon Mortgagee’s interest therein, all at the sole risk, cost and expense of Mortgagor, and for the sole benefit of Mortgagee. Mortgagee shall not be obligated to exercise such power, but if Mortgagee so elects to exercise it, Mortgagee shall not be accountable for more than it actually receives as a result of such exercise of power and shall not be responsible to Mortgagor, except for Mortgagee’s willful misconduct, gross negligence or actual bad faith. All powers conferred upon Mortgagee by this Mortgage, being coupled with an interest, shall be irrevocable until terminated by written instrument executed by Mortgagee.

V.       Environmental Representations

           5.00       Mortgagor, to the best of its knowledge and belief, hereby represents, covenants and warrants to Mortgagee and its successors and assigns, as follows:

               (a) The location and construction, occupancy, operation and use of all improvements now and hereafter attached to or placed, erected, constructed or developed as a portion of the Premises (the “Improvements”) do not and will not violate any applicable laws, statute, ordinance, rule, regulation, policy, order or determination of any federal, state, local or other governmental authority (“Governmental Authority”) or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction affecting any portion of the Premises, including without limitation, any applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws, rules and regulations (hereinafter collectively called the “Applicable Laws”).

               (b) Without in any way limiting the generality of (i) above, neither the Premises nor the Mortgagor are the subject of any pending or, to the best of Mortgagor’s knowledge, threatened investigation or inquiry by any Governmental Authority, or are subject to any remedial obligations under any Applicable Laws pertaining to health or the environment (“Applicable Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1987, as amended (“RCRA”), and the Toxic Substances Control Act, The Clean Air Act, and The Clean Water Act, the Massachusetts Oil and Hazardous Materials Release Prevention Act (M.G.L. c. 21E) as from time-to-time amended and any other applicable state laws, and this representation and warranty would continue to be true and correct following disclosure to any applicable Governmental Authority of all relevant facts, conditions and circumstances pertaining to the Premises and/or the Mortgagor.

               (c) Mortgagor is not required to obtain any permits, license or authorizations to construct, occupy, operate or use any portion of the Premises by reason of any Applicable Environmental Laws, or if any such permits, licenses or authorizations are required by any Applicable Environmental Laws, such permits, licenses or authorizations have, as of the date hereof, been obtained.

               (d) Mortgagor has taken all steps necessary to determine and has determined that no hazardous substances, solid wastes, or other substances known or suspected to pose a threat to health or the environment including, without limitation, oil and all other materials and substances constituting hazardous substances under any Applicable Environmental Laws (“Hazards”) have been disposed of or otherwise released on or to the Premises, exist on or within any portion of the Premises, or have been transported to or from the Premises, except in compliance with all Applicable Environmental Laws. No prior use, either by Mortgagor or the prior owners of the Premises, has occurred which violates any Applicable Environmental Laws. The use which Mortgagor makes and intends to make of the Premises will not result in the disposal or release of any hazardous substance, solid waste or Hazards on, in or to the Premises, or the transportation of hazardous substances, solid waste or Hazards to or from the Premises, except in compliance with all Applicable Environmental Laws. The terms “hazardous substance” and release shall each have the meanings specified in CERCLA, including, without limitation, petroleum products and petroleum wastes of any kind, and the terms “solid waste” and “disposal” (or “disposed”) shall each have the meanings specified in RCRA; provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the state or states where the Premises is located establish a meaning for “hazard substance”, “release”, “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

               (e) To the best of Mortgagor’s knowledge and belief, there are no on-site or off-site locations where hazardous substances, including such substances as asbestos and Polychlorinated Biphenyls, solid wastes, or Hazards from the Premises, have been stored, treated, recycled, or disposed of, except to the extent that such storage, treatment, recycling, or disposal has been accomplished in compliance with all Applicable Environmental Laws.

               (f) To the best of Mortgagor’s knowledge and belief, there has been no litigation brought or threatened nor any settlement reached by or with any parties alleging the presence, disposal, release or threatened release, of any hazardous substance, solid wastes or Hazards from the use or operation of the Premises of the transportation, in violation of Applicable Environmental Laws, of hazardous substances, solid wastes or Hazards to or from the Premises.

               (g) To the best of Mortgagor’s knowledge and belief after diligent investigation and inquiry, the Premises is not on any federal or state “superfund” list, and not on EPA’s Comprehensive Response, Compensation & Liability System (“CERCLIS”) list or on any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmentally related liens.

               (h) Neither Mortgagor nor, to the best of Mortgagor’s knowledge and belief, any tenant of any portion of the Premises, has received any notice from any Governmental Authority with respect to any violation of any Applicable Laws.

               (i) Mortgagor shall not cause any violation of any Applicable Environmental Laws, nor permit any tenant of any portion of the Premises to cause such a violation, nor permit any environmental liens to be placed on any portion of the Premises.

           All of the foregoing representations and warranties shall be continuing and shall be true and correct for the period from the date hereof through and as of the date of the final payment of all indebtedness owed by Mortgagor to Mortgagee and the final performance of all obligations under all instruments evidencing, governing, securing or relating to such indebtedness, with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive such payment and performance.

           5.01       Mortgagor shall conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove hazardous substances, solid wastes or Hazards on, in, from or affecting any portion of the Premises (i) in accordance with all Applicable Laws, (ii) to the satisfaction of Mortgagee, and (iii) in accordance with the orders and directives of all Governmental Authorities. Mortgagor shall (i) give notice to Mortgagee immediately upon (A) Mortgagor’s receipt of any notice from any Governmental Authority of a violation of any Applicable Laws or acquiring knowledge of the receipt of any such notice by any tenant of any portion of the Premises and (B) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards on the Premises in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact with a full description thereof; (ii) promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards and provide Mortgagee with satisfactory evidence of such compliance; and (iii) provide Mortgagee, within thirty (30) days after demand by Mortgagee, with a bond, letter of credit, or similar financial assurance evidencing to

Mortgagee’s satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances, solid wastes or Hazards and discharging any assessments that may be established on the Premises as a result thereof.

           5.02       If Mortgagee shall ever have reason to believe that there are hazardous substances, solid wastes or Hazards affecting any of the Premises, Mortgagee (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default under this Mortgage, may contract for the services of persons (the “Site Reviewers”) to perform environmental site assessments (“Site Assessments”) on the Premises for the purpose of determining whether there exists on the Premises any environmental condition that could result in any liability, cost or expense to the owner, occupier, or operator of such Premises arising under any Applicable Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Mortgagor that do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Premises for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances, solid wastes and Hazards on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Mortgagor will supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessment and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Mortgagee shall make the results of such Site Assessments fully available to Mortgagor, which (prior to an Event of Default under this Mortgage) may, at its election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Mortgagor upon demand of Mortgagee.

           5.03       Without limiting the generality of any other provisions of this Mortgage, Mortgagor hereby DEFENDS, INDEMNIFIES AND HOLDS HARMLESS Mortgagee, its employees, agents, shareholders, officers, directors, and assigns, or any person who acquires title at a foreclosure sale, or deed in lieu of such proceeding (collectively, the “Indemnified Parties”), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, expert witness fees, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the Real Property, (ii) the transportation, in violation of Applicable Environmental Laws of hazardous substances, solid wastes or Hazards to or from the Real Property; (iii) any personal injury (including wrongful death) or Real Property damage (real or personal arising out of or related to such hazardous substances, solid wastes or Hazards; (iv) any lawsuit brought or threatened, settlement reached, or order by Governmental Authority relating to such hazardous substances, solid wastes or Hazards on the Real Property, and/or (v) any violation of any Applicable Laws, or demands of Governmental Authorities, or violation of any policies or requirements of Mortgagee, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards on the Real Property, regardless of whether or not any of the conditions described under any of the foregoing subsections (i) through (v), inclusive, was or is caused by or within the control of Mortgagor. Mortgagor agrees, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which Mortgagor has hereinabove indemnified and held the Indemnified Parties harmless and to bear all costs and expenses of such contest and defense. Mortgagor further agrees to reimburse any Indemnified Party upon demand for any costs or expenses (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, expert witness fees, investigation and laboratory fees and expenses, cleanup costs and court costs and other litigation expenses) incurred by any Indemnified Party in connection with any matters with respect to which Mortgagor has hereinabove indemnified and held the Indemnified parties harmless. The provisions of this paragraph shall be in addition to any other obligations and liabilities Mortgagor may have to Mortgagee at common law, in equity or under documentation executed in connection with the Loan, and shall survive the closing, funding and payment in full of the Loan, as well as any foreclosure of the Loan or granting of any deed in lieu of foreclosure and the recordation of any release of the lien of this Mortgage.

           5.04       Mortgagee shall have the right, but not the obligation, without in any way limiting the Mortgagee’s other rights and remedies under this Mortgage, to enter onto the Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any hazardous substances, solid wastes or Hazards on or affecting the Premises following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Premises or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Premises, or other action or that, in Mortgagee’s sole opinion, could jeopardize Mortgagee’s security under this Mortgage. All reasonable costs and expenses paid or incurred by Mortgagee in the exercise of any such rights shall be secured by the Mortgage and shall be payable by Mortgagor upon demand.

           5.05       Mortgagor acknowledges that Mortgagee has and will rely upon the representations, covenants, warranties and agreements set forth herein in closing and funding the Loan and the making of the foregoing representations, warranties and covenants is an essential condition but for which Mortgagee would not close or fund the Loan. The representations, covenants, warranties and agreements herein contained shall be binding upon Mortgagor, its successors, assigns and legal representatives and shall inure to the benefit of Mortgagee, its successors, assigns and legal representatives.

VI.       Notice

           6.00       All notices required or permitted hereunder shall be in writing and shall be deemed given when personally delivered or deposited in the United States mail and, if delivered by mail, shall be mailed by registered or certified mail, return receipt requested, which is pre-paid and addressed as follows: If to Mortgagee, to the address hereinabove stated as Mortgagee’s address or such other address as Mortgagee shall designate to Mortgagor in writing for the receipt of notice pursuant hereto, and if to Mortgagor, to either the address hereinabove stated as Mortgagor’s address, to the Real Property or any portion thereof, or to such other address as Mortgagor shall designate to Mortgagee in writing for the receipt of notice pursuant hereto.

VII.       Miscellaneous

           7.00       In the event Mortgagor is more than one person or entity, all of such parties constituting Mortgagor shall be jointly and severally liable hereunder, and each reference in this Mortgage to Mortgagor shall mean each of such co-mortgagors, individually, as well as collectively.

           7.01       The proceeds of any collection, sale or disposition of the Collateral or of any other payments received hereunder, shall be applied to the Obligations in such order and manner as Mortgagee shall determine in its sole discretion, any statute, custom or usage to the contrary notwithstanding. Mortgagor shall remain liable to Mortgagee for any deficiency remaining following such application.

           7.02       This Mortgage and all other instruments executed in connection herewith incorporate all discussions and negotiations between Mortgagor and Mortgagee concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify or otherwise affect provisions hereof. No modification, amendment or waiver of any provision hereof, or of any provision of any other agreement between Mortgagor and Mortgagee, shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.

           7.03       Mortgagor shall pay on demand all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Mortgagor in connection with the preparation, execution and delivery of this Mortgage and of any other documents and agreements by Mortgagor in favor of Mortgagee, and all costs and expenses (including, without limitation, reasonable attorneys’ fees) which Mortgagee may hereafter incur in connection with the collection of the Obligations or the protection or enforcement of any of Mortgagee’s rights and remedies against Mortgagor, any Collateral, or any guarantor or endorser of the Obligations. All amounts so incurred by Mortgagee shall be included in the Obligations of Mortgagor to Mortgagee, shall be payable upon demand, and shall accrue interest at the highest rate applicable to any of the Obligations.

           7.04       Mortgagor shall, within ten (10) days of written request from Mortgagee, furnish Mortgagee with a written statement, duly acknowledged, setting forth the amount of the Obligations, any right of set off, counterclaim or other defense which may exist or be claimed by Mortgagor against the Obligations.

           7.05       Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any action, omission, or failure to act by Mortgagee with respect to the exercise or enforcement of its rights under this Mortgage or its relationship with Mortgagor unless such loss is caused by the willful misconduct, gross negligence or actual bad faith of Mortgagee. This Mortgage and Mortgagee’s exercise of its rights hereunder shall not operate to place any responsibility upon Mortgagee for the control, care, management or repair of the Collateral, nor shall it operate to place any responsibility upon Mortgagee to perform the obligations of Mortgagor under any lease, license, or contract, or to make Mortgagee responsible or liable for any waste committed on the Collateral, any damages or defective condition to the Collateral, or any negligence in the management, upkeep, repair or control of the Collateral.

           7.06       Mortgagor shall indemnify, defend and hold harmless Mortgagee of and from any and all claims or liabilities (except for claims or liabilities arising from Mortgagee’s willful misconduct, gross negligence or actual bad faith) asserted against and/or incurred by Mortgagee in connection with the Obligations, this Mortgage, the Collateral, or any part thereof, or the exercise by Mortgagee of any of its rights or remedies hereunder.

           7.07       Mortgagee may, at any time and from time-to-time, without notice to, and without the consent of, any other person or entity (except for Mortgagor in the case of a modification of the terms of the Obligation or this Mortgage), (1) extend or accelerate the time of payment of the indebtedness secured hereby, (2) agree to modify the terms of the Obligation or this Mortgage, including increasing payments of interest and/or principal, (3) release any person liable for the payment of the Obligation secured hereby or for the performance of any other obligation of Mortgagor to Mortgagee, (4) release all or part of the security held for the Obligation secured hereby, or (5) exercise or refrain from exercising or waive any right Mortgagee may have.

     Mortgagee shall have such rights and may exercise them without affecting the lien or priority of this Mortgage upon the Collateral or any part thereof, and without affecting the liability of any guarantor, endorser, co-maker and/or surety, notwithstanding the fact that the guarantors, sureties, co-makers, endorsers, junior mortgages, judgments, other claims and/or other encumbrances may be impaired, prejudiced, or otherwise adversely affected thereby.

           7.08       MORTGAGOR HEREBY EXPRESSLY WAIVES ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE RELATING, DIRECTLY OR INDIRECTLY, TO THE OBLIGATIONS, THIS MORTGAGE AND/OR THE COLLATERAL.

           7.09       This Mortgage shall be binding upon Mortgagor and Mortgagor’s successors and assigns and shall enure to the benefit of Mortgagee and Mortgagee’s successors and assigns.

           7.10       Any determination that any provision of this Mortgage or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, nor the validity, legality or enforceability of any other provision of this Mortgage.

           7.11       This Mortgage shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

           7.12       In the event of any conflict between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement will prevail.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage and Security Agreement under seal as of the day and year first above written.

SMITH & WESSON CORP.
/s/ Peter Marcil	By:	/s/ John A. Kelly
Witness	Its duly authorized

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF HAMPDEN

           On this 11th day of January, 2005, before me, the undersigned notary public, personally appeared John Kelly, as Treasurer for Smith & Wesson Corp., a Delaware corporation and proved to me through satisfactory evidence of identification, which was a Mass. driver’s license bearing the photographic image of the person’s face and signature, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Peter Shrair

Notary Public
My commission expires: 12/13/07

15